                                                                    EXHIBIT 99.2


Banc One Credit Card Master Trust
Trust Allocation Report

Distribution Date of:                                                15-Jun-01
Determined as of:                                                    11-Jun-01
For Monthly Period Ending:                                           31-May-01
Days in Interest Period (30/360)                                            30
Days in Interest Period (Act/360)                                           31

Ending Pool Balance
-------------------
Principal                                                     3,517,512,398.97
Finance Charge                                                  124,169,763.55
                                                                --------------
Total                                                         3,641,682,162.52

Seller's Interest Test
----------------------
Ending Portfolio Principal Balance                            3,517,512,398.97
Trust EFA                                                                 0.00
                                                                          ----
Receivables + EFA                                             3,517,512,398.97

Trust Invested Amount                                         3,100,000,000.00
Trust PFA                                                                 0.00
                                                                          ----
Trust Adjusted Invested Amount                                3,100,000,000.00

Seller's Participation Amount (with EFA)                        417,512,398.97
Seller's Participation Amount (w/o EFA)                         417,512,398.97
Seller's Interest Percentage                                            11.87%

Required Seller's Interest Percentage                                    5.00%
Required Seller's Interest                                      175,875,619.95

Required Principal Balance Test
-------------------------------
Ending Portfolio Principal Balance                            3,517,512,398.97
Required Principal Balance                                    3,100,000,000.00
                                                              ----------------
Net Excess/Deficit                                              417,512,398.97

EFA
---
Beginning Excess Funding Account Balance                                  0.00
Required Excess Funding Account Deposit                                   0.00
Excess Funding Account Withdrawal                                         0.00

Shared Principal Collections
----------------------------
Series 1996-A                                                    59,712,467.06
Series 1997-1                                                   203,022,387.99
Series 1997-2                                                   107,482,440.70

Delinquent Accounts
-------------------
30 - 59 days                                            1.83%    66,559,454.11
60 - 89 days                                            1.26%    45,720,199.97
90 days +                                               2.36%    85,801,838.27
Total 30 days +                                         5.44%   198,081,492.35

Miscellaneous
-------------
Gross Credit Losses                                     8.72%    25,841,816.32
Net Credit Losses                                       8.31%    24,621,246.54
Discount Option Receivables                                               0.00
Discount Percentage                                                      0.00%
Finance Charges Billed                                           46,315,387.58
Fees Billed                                                       7,963,193.89
Interchange                                                       8,402,428.41
Interest Earned on Collection Account                                 1,615.60